Exhibit 99.1

TRANSTECH SERVICES PARTNERS INC.
EXECUTES LETTER OF INTENT TO MERGE WITH ACTIVE RESPONSE GROUP, INC.

NEW YORK, NY - Thursday, November 13, 2008- TransTech Services Partners Inc. (OTCBB: TTSPU) (“TransTech”) a special purpose acquisition company, today announced that it has executed a letter of intent with Active Response Group, Inc. (“ARG”), pursuant to which TransTech and ARG will merge, subject to the execution of definitive agreements and the receipt of requisite shareholder approval.

ADDITIONAL INFORMATION
TransTech intends to file with the SEC a preliminary proxy statement in connection with the proposed transaction and the special meeting of TransTech’s stockholders that will be held in connection therewith. Stockholders of TransTech and other interested persons are advised to read, when available, TransTech’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the special meeting because this proxy statement will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting at the special meeting. TransTech stockholders may obtain copies of all documents filed with the Securities and Exchange Commission (“SEC”) regarding the transaction, free of charge, at the SEC’s website (www.sec.gov) or by directing a request to TransTech by mail at 445, Fifth Avenue, Suite 30H, New York, NY 10016, Attention: CFO. Stockholders and other interested parties may also read TransTech’s latest Form 10-K for the fiscal year ended December 31, 2007, for a description of the security holdings of TransTech’s officers and directors.

FORWARD LOOKING STATEMENTS
This communication may contain statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of TransTech, ARG or their respective management teams. These statements may be identified by the use of words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “should,” “seek,” and similar expressions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. There can be no assurance that the transaction will be completed, nor can there be any assurance, if the transaction is completed, that the potential benefits of combining the companies will be realized. Important factors that could cause actual results to differ materially from TransTech and ARG’s expectations include, without limitation, the continued ability of ARG to successfully execute its business plan, demand for the products and services ARG provides, general economic conditions, geopolitical events and regulatory changes, as well as other relevant risks. TransTech and ARG undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Contact Information:

TransTech Services Partners Inc.
Attn: CFO
445, Fifth Avenue
Suite 30H
New York, NY 10016
212-696-5977
http://www.transtechservicespartners.com

Active Response Group, Inc.
Attn: CFO
104 West 27th Street
Suite 200
New York, NY 10001
http://www.activeresponsegroup.com